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Exhibit 5.2

June 2, 2004
Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center New York, New York 10080	CIBC World Markets Corp. 425 Lexington Avenue, 5th Floor New York, New York 10017
Credit Suisse First Boston LLC Eleven Madison Avenue New York, New York 10010-3629	RBC Capital Markets Corporation One Liberty Plaza, 2nd Floor 165 Broadway New York, New York 10006-1404
Citigroup Global Markets Inc. 390 Greenwich Street New York, New York 10013	Putnam Lovell NBF Securities Inc. 125 West 55th Street, 22nd Floor New York, New York 10019
J.P. Morgan Securities Inc. 270 Park Avenue, 7th floor New York, New York 10017	Scotia Capital (USA) Inc. One Liberty Plaza, 25th Floor 165 Broadway New York, New York 10006

Dear Sirs:

        We attach herewith English translations of By-Laws Nos. 601, 705 and 708 of Hydro-Québec, enacted in French on February 9, 1994, March 14, 2003 and November 7, 2003, respectively, and of Orders in Council 265-94, 632-2003 and 1270-2003 passed in French by the Gouvernement du Québec on February 16, 1994, June 4, 2003 and December 3, 2003, respectively.

        We also attach the English translation of Ministerial Order No. FIN-3 of the Minister of Finance of Québec dated July 7, 2003 (the "Ministerial Order").

AFFILIATIONS RIMOUSKI : ROY, BEAULIEU ET CARRIER QUÉBEC : GRAVEL BÉDARD VAILLANCOURT	1, PLACE VILLE MARIE, BUREAU 1700 MONTRÉAL (QUÉBEC) H3B 2C1 TÉLÉPHONE : (514) 878-3081 - TÉLÉCOPIEUR : (514) 878-3053 www.belangersauve.com	BÉLANGER SAUVÉ EST UNE SOCIÉTÉ EN NOM COLLECTIF BÉLANGER SAUVÉ IS A GENERAL PARTNERSHIP

MONTRÉAL LONGUEUIL TROIS-RIVIÈRES JOLIETTE

        In our opinion, said English translations of the said By-Laws, Orders in Council and Ministerial Order are, in all material respects, exact and complete translations of the French originals thereof and said French originals and the English translations thereof are not susceptible of any materially different interpretation with respect to any material matter therein.

Yours very truly,
(sgd) BÉLANGER SAUVÉ

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TRANSLATION

HYDRO-QUÉBEC

EXTRACT from the minutes of the meeting of the Board of Directors of Hydro-Québec held in Montréal on Wednesday, February 9, 1994

FINANCE AND PLANNING — BY-LAW NUMBER 601
OF HYDRO-QUÉBEC: CONCERNING THE ISSUE
AND SALE OF SECURITIES ON THE AMERICAN
MARKET

RESOLVED:

        To enact the following By-law as By-law No. 601 of Hydro-Québec:

BY-LAW NO. 601

CONCERNING THE ISSUE AND SALE OF SECURITIES ON THE AMERICAN MARKET

        WHEREAS Hydro-Québec, for its general purposes, intends to borrow money from time to time pursuant to the provisions of the Hydro-Québec Act (Revised Statutes of Québec, Chapter H-5) (the "Act") by the issue and sale, on the American market, of debentures payable in lawful money of the United States of America or any other currency or currencies, which may include composite currencies such as the European Currency Unit, and unconditionally guaranteed by Province de Québec ("Québec"), pursuant to the provisions of the Act, as to the payment of principal and of premium and interest, if any;

        WHEREAS for such purpose Hydro-Québec filed with the Securities and Exchange Commission ("SEC"), on December 17, 1992, Registration Statement No. 33-55856 and intends to file with the SEC a new registration statement (the "New Registration Statement"), both statements relating to the offer and sale from time to time on the American market of debt securities (including, among others, the medium-term notes authorized to be issued and sold pursuant to By-laws Nos. 511 and 572 of Hydro-Québec, enacted on October 31, 1990 and June 17, 1992, respectively) and warrants to purchase debt securities, which debt securities may be payable in lawful money of the United States of America or any other currency or currencies, which may include composite currencies such as the European Currency Unit, and their aggregate offering price not to exceed $3,500,000,000 in lawful money of the United States of America (said Registration Statements and the prospectus to be included in the New Registration Statement (the "Prospectus") being hereinafter called the "Registration Statements" and said debt securities and warrants being hereinafter collectively referred to as "Securities");

        WHEREAS Hydro-Québec and Québec, the latter as guarantor, intend to sign with Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers Inc., RBC Dominion Securities Corporation, Salomon Brothers Inc, ScotiaMcLeod (USA) Inc. and Wood Gundy Corp. and or such other underwriters named therein (collectively the "Managers") an agreement entitled "Underwriting Agreement" in the form of the draft to which reference is made hereunder (the "Underwriting Agreement") setting forth certain conditions of sale applying generally to the Securities, the particular attributes and conditions of sale of the Securities of any given series to be approved at the time of their issue and sale;

        WHEREAS it is desirable to approve the signing and filing of the New Registration Statement, the filing with the SEC of the Prospectus, and to approve the execution of the Underwriting Agreement, and the above-mentioned conditions of sale and certain attributes applying generally to the Securities which may be offered and sold pursuant to the Registration Statements and the Prospectus and to formulate certain requests in connection herewith to the gouvernement du Québec pursuant to the provisions of the Act;

        IT IS HEREBY ENACTED AS FOLLOWS:

        THAT the draft of the New Registration Statement, submitted to and tabled at this meeting, be approved and that Hydro-Québec sign and file with the SEC a New Registration Statement in the form of such draft with such modifications as the person signing such Statement on behalf of Hydro-Québec may in his sole discretion deem necessary or desirable, his signing of such Statement to be conclusive evidence of the approval of such modifications by Hydro-Québec;

        THAT the Securities include, among others, the following debt securities, to wit the medium-term notes provided for in By-laws Nos. 511 and 572 of Hydro-Québec and debt securities having the following general attributes (hereinafter called the "Debentures"):

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a)
the Debentures of a given series will be dated the date fixed by the By-law ("Serial By-law") approving the particular attributes and conditions of sale of such Debentures and will mature at a date or dates fixed by such Serial By-law;

b)
the Debentures of a given series will bear interest, if any, from the date and at the rate or rates fixed by the Serial By-law relating to such Debentures and such interest will be payable on the dates fixed by such Serial By-law;

c)
when the Debentures of a given series (or, as the case may be, a tranche of such Debentures) will be redeemable prior to maturity pursuant to the provisions of the Serial By-law relating to such Debentures, they will be redeemable, at the option of Hydro-Québec, in whole or in part from time to time, on the dates and at the prices set forth in such Serial By-law, in each case together with interest accrued and unpaid to the date fixed for redemption. In the event of a partial redemption, the Vice-President, Financing and the Treasurer or an Assistant-Treasurer of Hydro-Québec will on behalf of Hydro-Québec cause the Debentures to be redeemed to be selected by lot, according to such method as he, in his sole discretion, will deem proper, in an amount equal to the aggregate principal amount of the Debentures to be redeemed. Prior notice of not less than 30 days of any redemption shall be given by publishing said notice once in the City of New York in a daily newspaper, printed in the English language, of general circulation published in that city and by sending copies of such notice by registered mail to the holders of Debentures called for redemption at their respective addresses appearing in the register for such Debentures;

d)
when the Debentures of a given series (or, as the case may be, a tranche of such Debentures) will have the benefit of a sinking fund pursuant to the provisions of the Serial By-law relating to such Debentures, Hydro-Québec will set aside, from its general funds, on the dates set forth in such Serial By-law so long as any of such Debentures will be outstanding, at least the Canadian dollar equivalent of the percentage or percentages fixed by such Serial By-law of the principal amount of such Debentures then outstanding and Hydro-Québec will invest the sums so set aside in such Debentures or in debentures of or guaranteed by Québec or in debentures of the Government of Canada;

e)
the principal of and premium and interest, if any, on the Debentures of any series will be payable in lawful money of the United States of America in the City of New York at Bank of Montreal Trust Company or in such other currency or currencies, which may include composite currencies such as the European Currency Unit, or at such other place of payment as may be specified in the Serial By-law relating to such Debentures;

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f)
the Debentures will rank concurrently and pari passu with the other debt securities of Hydro-Québec outstanding on the date of issue of the Debentures or issued thereafter;

g)
in the event that i) Hydro-Québec shall default in the payment of the principal of any Debenture of a given series as and when the same shall be due and payable or ii) Hydro-Québec shall default in the payment of interest on any Debenture of a given series or of any principal of, premium or interest on, any other indebtedness for borrowed money as and when the same shall be due and payable and such default shall continue for a period of 15 days or iii) default shall be made in the due performance or observance by Hydro-Québec of its obligations in respect of any sinking fund for the Debentures of a given series and such default shall continue for a period of 45 days or iv) default shall be made in the due performance or observance by Hydro-Québec of any covenant or agreement contained in the Debentures of a given series, in this By-law or in the Serial By-law relating to such Debentures and such default shall continue for a period of 60 days, then at any time thereafter and during the continuance of such default the holder of said Debenture may deliver or cause to be delivered to Hydro-Québec at its office in Montréal, Québec, a written notice that such holder elects to declare the principal of the Debenture or Debentures of such series held by him (the serial number or numbers and the denomination or denominations of which shall be set forth in such notice) to be due and payable, and on the 30th day after such notice shall be so delivered to Hydro-Québec, the principal of the Debenture or Debentures referred to in such notice plus accrued interest thereon, if any, shall become due and payable at the places for payment specified on such Debenture or Debentures, unless prior to the time of this notice all such defaults theretofore existing shall have been cured;

h)
the Debentures of any given series will be substantially in the form of the draft Debenture submitted to, tabled at and approved at this meeting, with such modifications as may be necessary to reflect the particular attributes of such series and they will be issued in the form of fully registered securities in denominations to be fixed by the Serial By-law relating to such Debentures.

  However, if the Serial By-law relating to the Debentures of a given series so provides, such Debentures may be represented by one or more global securities registered in the name of The Depository Trust Company, as depositary, or such other depositary as any of the officers of Hydro-Québec hereafter authorized to sign the Underwriting Agreement on behalf of Hydro-Québec may designate or one or more nominees of the depositary, each global security being exchangeable, in certain circumstances, for Debentures of such series in the form of fully registered securities in denominations of $1,000 or integral multiples of such amount.

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  Each global security representing Debentures of a given series will be substantially in the form of the draft global security submitted to, tabled and approved at this meeting, with such modifications as may be necessary to reflect the particular attributes of such series; and

i)
the fully registered securities and global securities representing the Debentures will bear the manual, printed or otherwise reproduced signature of the Chairman of the Board and Chief Executive Officer and of the Treasurer or an Assistant-Treasurer of Hydro-Québec holding office at the time of adoption of this By-law or of any subsequent holders of such offices; the seal of Hydro-Québec will be affixed on such securities or a reproduction thereof will be printed or engraved thereon; a printed or otherwise reproduced signature shall have the same effect as a manual signature and although a person whose signature as Chairman of the Board and Chief Executive Officer, as Treasurer or as Assistant-Treasurer of Hydro-Québec appearing on such securities is no longer in office on the date of the Debentures or on the date of their delivery, whether initially or upon an exchange, such signature will nevertheless be as fully effective and binding upon Hydro-Québec as though it were the manual signature of an authorized person in office on the date of the Debentures or on the date of their delivery; and such securities bearing a reproduction of the seal of Hydro-Québec shall have the same effect as though such seal were affixed thereon;

        THAT the underwriters, purchase price or prices and delivery date or dates of the Debentures of a given series as well as any other attributes (whether or not compatible with the provisions of the present By-law) of such Debentures be those set forth in the Serial By-law relating to such Debentures, which By-law will further set forth, in the case of delayed delivery sales to institutional investors approved by Hydro-Québec, the minimum and maximum principal amount of Debentures which may thus be sold, the minimum principal amount thereof which may be sold to each investor, the date of delayed delivery, the purchase price of the Debentures thus sold and the commission payable with respect to such sales;

        THAT Bank of Montreal Trust Company at its office in the said City of New York be appointed to perform the services of Registrar and Paying Agent for the Debentures;

        THAT the draft Underwriting Agreement submitted to and tabled at this meeting be approved and that Hydro-Québec sign with Québec and the Managers an agreement in the form of such draft with such modifications as the person signing such agreement on behalf of Hydro-Québec shall in his discretion deem necessary or desirable, his signing of such agreement to be conclusive evidence of the approval of such modifications by Hydro-Québec;

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        THAT the draft of the agreement entitled "Terms Agreement" (the "Terms Agreement") submitted to and tabled at this meeting be approved and that Hydro-Québec sign with Québec and the eventual underwriters of the Debentures of any series unless otherwise specified in the Serial By-law relating to the Debentures, the issue and sale of which as well as the particular attributes and conditions of sale of which will have been approved by a Serial By-law of Hydro-Québec and by the gouvernement du Québec, an agreement in the form of such draft with such modifications as the person signing such agreement on behalf of Hydro-Québec shall in his discretion deem necessary or desirable to reflect such particular attributes and conditions of sale, his signing of such agreement to be conclusive evidence of the approval of such modifications by Hydro-Québec;

        THAT the draft of the contract entitled "Delayed Delivery Contract" (the "Delayed Delivery Contract") submitted to and tabled at this meeting be approved and that Hydro-Québec sign with each institutional investor purchasing Debentures of any series for which delayed delivery sales will have been approved by the Serial By-law relating to such Debentures, a Delayed Delivery Contract in the form of such draft with such modifications as the person signing such contract on behalf of Hydro-Québec may in his sole discretion deem necessary or desirable to reflect the particular attributes and conditions of sale of said Debentures, his signing of such agreement to be conclusive evidence of the approval of such modifications by Hydro-Québec;

        THAT the action of the Chairman of the Board and Chief Executive Officer of Hydro-Québec in supplying or causing to be supplied the information set forth in the New Registration Statement and in the Prospectus or which are incorporated by reference therein be approved and that the Chairman of the Board and Chief Executive Officer be authorized to supply or cause to be supplied such further information as he may consider necessary or desirable with respect to any amendments to the Registration Statements and the Prospectus or with respect to any prospectus supplements or other disclosure document relating to the Securities;

        THAT anyone of the Chairman of the Board and Chief Executive Officer, the Chief Financial Officer and Executive Vice-President, Corporate Planning, the Vice-President, Financing and Treasurer, the Assistant-Treasurers or the Coordinator, Financial Contracts, all of Hydro-Québec, or the Delegate General of Québec, the Director — Economic Services, the Advisor — Public Affairs or the Administration Advisor, all at the Délégation générale du Québec à New York, be authorized on behalf of Hydro-Québec:

a)
to sign, deliver and, as the case may be, file with the SEC such amendments to the Registration Statements and the Prospectus and such amended prospectus or prospectus supplements or other documents relating to the Securities as may be necessary or desirable pursuant to the legislation of the United States of America entitled "Securities Act of 1933" and "Securities Exchange Act of 1934", each as amended, and to receive notices from the SEC in connection with the Registration Statements and the Prospectus;

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b)
to sign the Underwriting Agreement;

c)
to sign any Terms Agreement;

d)
to sign any Delayed Delivery Contract;

e)
to make arrangements with Bank of Montreal Trust Company and The Depository Trust Company with respect to their services hereinabove described or with any other paying agent or depositary, as the case may be; and

f)
to effect delivery of the Debentures of any series authorized to be sold on their respective dates of delivery against payment of the purchase price therefor, to sign and deliver valid receipts for such purchase price, to effect payment of the appropriate fees to the underwriters with respect to Debentures of any series which will be sold pursuant to Delayed Delivery Contracts and to take any necessary or desirable action, including the signing and delivery from time to time of any statement, certificate, document and writing, in connection with the issue and sale of the Debentures of any series, the execution and delivery of any Underwriting Agreement, of any Terms Agreement and of any Delayed Delivery Contract, the filing of any amendment to the Registration Statements and the Prospectus, and the filing of any amended prospectus or prospectus supplement;

        THAT should the provisions of the present By-law be inconsistent with those of a Serial By-law, the latter prevail; and

        THAT the Gouvernement du Québec be requested to approve the present By-law in conformity with the provisions of the Act, to approve the signing and the filing of the New Registration Statement and the filing of the Prospectus to authorize the signing on behalf of Québec of the Underwriting Agreement and, upon the duly authorized sale of Debentures of a given series, of a Terms Agreement and to approve certain attributes applying generally to the guarantee of Québec which may be eventually authorized pursuant to the provisions of the Act with respect to the Debentures of a given series.

CERTIFIED COPY

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TRANSLATION

BOARD OF DIRECTORS OF HYDRO-QUÉBEC

EXTRACT from the Minutes of the meeting of the Board of Directors of Hydro-Québec held in Montréal on Friday, March 14, 2003
HA-49/2003	BORROWING PLAN BY THE ISSUE AND SALE OF MEDIUM TERM NOTES AS PART OF AN OFFERING ON A CONTINUOUS BASIS IN THE UNITED STATES OF AMERICA
RESOLVED:

                                        To enact the following By-law as By-law Number 705 of Hydro-Québec:

BY-LAW NUMBER 705 OF HYDRO-QUÉBEC

BY-LAW NUMBER 705: ISSUE AND SALE OF MEDIUM TERM NOTES AS PART OF AN OFFERING ON A CONTINUOUS BASIS IN THE UNITED STATES OF AMERICA

          WHEREAS, by its By-law No. 511 of October 31, 1990, as amended by its By-laws Nos. 572 of June 17, 1992, 612 of June 29, 1994, 628 of August 3, 1995, 671 of June 12, 1998, 688 of August 23, 2000 and 702 of November 8, 2002 (collectively the "Former Authorizing By-laws"), Hydro-Québec has authorized a borrowing plan under the terms of which borrowings are effected by the issue and sale of medium term notes as part of an offering on a continuous basis in the United States of America;

          WHEREAS the Government of Québec has approved the Former Authorization By-laws by its Orders in Council 1554-90 of November 7, 1990, 1062-92 of July 15, 1992, 990-94 of July 6, 1994, 542-96 of May 8, 1996, 921-98 of July 8, 1998, 1114-2000 of September 20, 2000 and 1343-2002 of November 20, 2002;

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          WHEREAS Hydro-Québec has filed on March 14, 1994, with the Securities and Exchange Commission ("SEC") Registration Statement No. 33-76074 in connection with the offer and sale from time to time on the US market of debt securities of Hydro-Québec and warrants to purchase debt securities (said Registration Statement and the prospectus dated March 16, 1994 included in Registration Statement No. 33-76074 being hereinafter referred to as the "Registration Statement");

          WHEREAS it is deemed advisable to file with the SEC, a new registration statement and a new prospectus to replace the Registration Statement and the abovementioned prospectus;

          WHEREAS it is deemed appropriate to make certain modifications to this borrowing plan and it is deemed appropriate that a new distribution agreement for such purpose (the "Distribution Agreement") be entered into by Hydro-Québec and Québec, the latter as guarantor, with Merrill Lynch, Fenner & Smith Incorporated, Credit Suisse First Boston LLC and any other dealers appointed by any Authorized Representatives of Hydro-Québec (as defined hereunder) in replacement of such agreement entered into with such dealers as of July 13, 1994;

          WHEREAS it is deemed advisable to replace the Former Authorizing By-laws;

          WHEREAS Hydro-Québec wishes that the Government of Québec approve this By-law and confirm its authorization for such borrowing plan and the guarantee of Québec for the payment of the principal of such Notes and any premium or interest thereon.

    IT IS ENACTED AS FOLLOWS:

          TO AUTHORIZE a borrowing plan pursuant to which Hydro-Québec shall borrow by the issue and the sale of its medium term notes (the "Notes") as part of an offering on a continuous basis in the United States of America, such plan continuing the plan authorized by the Former Authorizing By-laws;

2

          TO APPROVE that the Notes shall have the following terms and conditions which are more fully described in the prospectus supplement referred to hereunder (the "Prospectus Supplement") or any other term and condition determined by any Authorized Representative of Hydro-Québec (as defined hereunder):

  (a)
  each Note will mature at least nine months after its date of issue;

  (b)
  as provided in the relevant pricing supplement (a "Pricing Supplement") to the Prospectus Supplement, the Notes may be redeemable or repayable prior to their stated maturity at the option of Hydro-Québec or their holders;

  (c)
  the Notes may be issued as Notes bearing interest at a fixed rate ("Fixed Rate Notes") or at rates determined by reference to a base rate ("Floating Rate Notes") as set forth hereunder. Fixed Rate Notes may be issued at a discount, being at a price lower than their par value ("Discount Notes"), including in the form of zero-coupon notes. The Notes will be denominated in the lawful money of the United States of America ("U.S. Dollar Notes") or in any other currencies ("Other Currency Notes");

  (d)
  interest of Fixed Rate Notes shall be payable semi-annually or annually on the dates set forth in the relevant Pricing Supplement as well as on their maturity date, and accrued interest shall be calculated and paid on the basis of a 360-day year comprised of twelve 30-day months for U.S. Dollar Notes or in accordance with the terms and conditions set forth in the relevant Pricing Supplement for Other Currency Notes;

  (e)
  Floating Rate Notes will bear interest at variable rates to be determined by reference to a base rate being either the Libor rate, the Euribor rate, the Treasury Rate, the CMT rate, the Commercial Paper Rate, the CD Rate, the Prime Rate, the Federal Funds Rate (all as defined in the draft Floating Rate Note to which reference is made hereunder) or any other base rate specified in the relevant Pricing Supplement. The interest rate applicable to each Floating Rate Note may be set daily, weekly, monthly, quarterly, semi-annually or annually and may have a maximum or minimum limit during any interest period. Interest on Floating Rate Notes will be payable:

  (i)
  monthly or quarterly in the case of Notes on which interest rates are reset daily, weekly or monthly,

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    (ii)
    quarterly in the case of Notes on which interest rates are reset quarterly,

    (iii)
    semi-annually in the case of Notes on which interest rates are reset semi-annually,

    (iv)
    annually in the case of Notes on which interest rates are reset annually and in each case, at the maturity of the Notes.

    In the case of Floating Rate Notes on which the rates are determined by reference to the Libor Rate, the Euribor Rate, the Commercial Paper Rate, the CD Rate, the Prime Rate, or the Federal Funds Rate, interest shall be calculated and paid on the basis of the actual number of days in the applicable interest period divided by 360 and in the case of Floating Rate Notes on which the interest rates are determined by reference to the Treasury Rate and CMT Rate, on the basis of the actual number of days in the relevant interest period divided by the actual number of days in the year;

  (f)
  except in the exceptional circumstances described in the draft global Notes mentioned hereunder, U.S. Dollar Notes will not be issued in the form of individual Notes but will be represented by global Notes registered in the name of The Depository Trust Company, as depositary, or any other depositary that an Authorized Representative of Hydro-Québec (as defined hereunder) may designate or one or more nominees of the depositary subject to any modification in the form of the Notes in accordance with the provisions of this By-law. Hydro-Québec shall keep or cause to be kept a register in which will be entered the registrations and transfers of Notes;

  (g)
  Other Currency Notes may be issued in the form of individual Notes, without coupon and shall bear an authentication certificate signed by an authorized representative of the fiscal agent mentioned hereunder or, at the option of Hydro-Québec, such Notes may also be issued in the form of global Notes registered in the manner described in the preceding subparagraph;

  (h)
  U.S. Dollar Notes will be issued in denominations of US$1,000 or an integral multiple thereof and denominations of Other Currency Notes will be as set forth in the relevant Pricing Supplement;

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  (i)
  the principal on U.S. Dollar Notes, and any premium or interest payable thereon at maturity will be payable in lawful money of the United States of America, in immediately available funds, to the depositary or its nominee, as registered holder of the global Note representing such Notes. Interest on such Notes, except for interest payable at maturity, will be paid in lawful money of the United States of America, by cheque or by wire transfer as set forth in the drafts of such Notes attached as schedules to the fiscal agency agreement;

    The principal on Other Currency Notes and any premium or interest thereon will be payable, in the case of Notes represented by a global Note, to the depositary or its nominee, as registered holder of the global Note, and, in the case of individual Notes, to the holders of such Other Currency Notes in lawful money of the United States of America or, at their option, in the specified currency. Any conversion of the specified currency into lawful money of the United States of America will be made in the manner set forth in the draft Other Currency Note attached as a schedule to the fiscal agency agreement.

    Payments of the principal and any premium and interest payable at maturity on individual Notes will be made upon surrender of such notes at the office of the fiscal agent in the City of New York either in immediately available funds if such payments are made in lawful money of the United States of America, or, if made in a specified currency, by wire transfer to an account of the holder in the country of the specified currency;

  (j)
  global Notes will bear the manual, printed or otherwise reproduced signature of anyone of the following representatives of Hydro-Québec to wit the Chief Financial Officer, the Corporate Treasurer, the Director Financial Operations or the Coordinator Documentation in office on the date of this By-law or of any subsequent holder of any such office;

  (k)
  individual Notes which could be issued in accordance with the terms of an Other Currency Note or in exchange for a global Note will bear two signatures of representatives of Hydro-Québec, which may be manual, printed or otherwise reproduced, to wit the signatures of the President and Chief Executive Officer, the Chief Financial Officer, the Corporate Treasurer, the Director Financial Operations or the Coordinator Documentation, in each case, in office on the date of this By-law, or of any subsequent holder of any such office;

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  (l)
  a printed or otherwise reproduced signature on the Notes will have the same effect as a manual signature and although a person holding any of the titles mentioned above whose signature or facsimile signature appears on the Notes is no longer in office on the date of issue or delivery of such Notes, such signature shall nevertheless be as fully effective and binding on Hydro-Québec as though it were the manual signature of an authorized person in office on such date of issue or delivery; and

  (m)
  the Notes will rank equally and concurrently with the other debt securities of Hydro-Québec outstanding on the date of issue of the Notes or issued thereafter;

          TO appoint Merrill, Lynch Pierce, Fenner & Smith Incorporated and Credit Suisse First Boston LLC (the "Agents"), as Agents of Hydro-Québec for the purposes of soliciting offers to purchase Notes, subject to their replacement or the addition of other agents;

          TO appoint The Bank of New York at its main office in the City of New York, as fiscal agent, registrar, transfer agent and paying agent (the "Fiscal Agent") with respect to the Notes, subject to its replacement or the appointment of another paying agent, and to authorize Hydro-Québec to pay to the Fiscal Agent the fees set forth in the fiscal agency agreement referred to hereunder;

          TO authorize the issue and sale of the Notes to a purchaser through an Agent, to an Agent acting for its own account or to a group of underwriters, which may or may not be Agents, for a public offering in the United States of America and the sale of Notes by Hydro-Québec (i) to purchasers through securities dealers other than the Agents ("Other Intermediaries") to be appointed in the relevant Pricing Supplement, provided that any offer to purchase Notes from Other Intermediaries shall not have been solicited by Hydro-Québec and that the sale of Notes by Other Intermediaries be subject to the same terms and conditions as a sale made through Agents and (ii) directly to the Caisse de dépôt et placement du Québec, the Hydro-Québec Pension Fund, the Sinking Fund pertaining to borrowings of Hydro-Québec and the Sinking Fund pertaining to borrowings of the Government of Québec (the "Other Purchasers");

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          TO authorize anyone of the persons holding the following offices in Hydro-Québec, to wit the President and Chief Executive Officer, the Chief Financial Officer, the Corporate Treasurer or the Director Financial Markets (each an "Authorized Representative of Hydro-Québec") acting on behalf of Hydro-Québec, to appoint any agent other than the Agents, in connection with the sale of the Notes, or as the case may be, any depositary other than The Depository Trust Company, to terminate the mandate of any Agent or depository, to approve each sale of a Note and, in connection thereto, to determine the issue price to be paid by the purchaser, the discount consented to any Agent, any Other Intermediary or any Other Purchaser when purchasing Notes on its own account, the maturity of the Notes, the interest rate of Fixed Rate Notes, the base rate and interest formula applicable to Floating Rate Notes, the specified currency of Other Currency Notes, the conditions of Discount Notes, the terms and conditions under which Notes may be redeemed or repaid prior to their stated maturity, as the case may be, and any other additional conditions of the Notes or any changes or amendment of the terms and conditions of the Notes which are not substantially incompatible with the provisions of this By-law;

          TO set the following limits for the borrowing plan authorized by this By-law:

    (i)
    the aggregate initial offering price of Notes outstanding at any given time (including Notes which were issued under the authority of the Former Authorizing By-laws) shall not exceed $3,000,000,000 in lawful money of the United States of America or the equivalent in other currencies;

    (ii)
    the effective yield rate of any Fixed Rate Note issued and sold shall not exceed by more than 2.00% or 2.50% (depending on whether the initial term of such Note is 15 years or less or more than 15 years) the following yield rate:

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      (x)
      in the case of any U.S. Dollar Note, the yield rate in the market of debt securities in U.S. dollars of the Government of the United States of America; and

      (y)
      in the case of any Other Currency (the "Specified Currency") Note, the yield rate in the market of the debt securities of the Government of the country whose currency is the Specified Currency of such Note, it being understood that, in the case of a Note denominated in euros, such debt securities shall be those of such participating State of the European Economic and Monetary Union as Hydro-Québec shall determine;

    (iii)
    the effective yield rate of any Floating Rate Note issued and sold shall not exceed by more than 2.00% or 2.50% (depending on whether the initial maturity of the Note is 15 years or less or more than 15 years):

    (x)
    in the case of any U.S. Dollar Note, the offered rate for U.S. dollar deposits on the London interbank market; and

    (y)
    in the case of any Other Currency (the "Specified Currency") Note the offered rate for deposits in the Specified Currency of such Note on such interbank market as Hydro-Québec shall determine;

    (iv)
    in the case of any sale of Notes indexed to an index or a basis other than a consumers' price index, Hydro-Québec shall enter into a currency or interest rate exchange agreement, an option or a forward contract with respect to the service of the borrowing resulting from such sale and the effective yield rate of such indexed Note, after having taken into account the financial effects of such agreement, option or contract, shall not exceed the following yield rate:

    (x)
    in the case of an indexed Note equivalent to a Fixed Rate Note by the effect of such agreement, option or contract, the relevant effective yield that a Fixed Rate Note in the same currency as such indexed Note may not exceed as set forth in subparagraph ii) above; and

8

      (y)
      in the case of an indexed Note equivalent to a Floating Rate Note by the effect of such agreement, option or contract, the relevant effective yield rate that a Floating Rate Note in the same currency as such indexed Note may not exceed as set forth in subparagraph iii) above.

    (v)
    a specific By-law of Hydro-Québec shall be enacted for any sale of indexed Notes in respect of which a currency or interest rate exchange agreement, an option or a forward contract is not entered into or for any sale of indexed Notes with respect to which the limits set forth in subparagraph iv) may not be applied;

    (vi)
    the annual interest rate of any Note whose yield is indexed to a consumers' price index, before any payment on account of a variation of such index, may not exceed 5% and the provisions of subparagraphs ii) and iii) above shall not apply; and

    (vii)
    for the purposes of applying the limits set forth above, the yield rate of the reference government debt securities referred to in subparagraph ii) and the offered rate for deposits referred to in subparagraph iii) above shall be those that any one of the authorized representatives of Hydro-Québec mentioned in this paragraph shall determine, taking into account the relevant market conventions, as being in effect at the time when the negotiation of the financial terms of the relevant Note is finalized for i) such debt securities (where relevant) with a term substantially similar to that of the relevant Note or, if no such debt securities with such substantially similar term, as being the result of an interpolation based on such debt securities with a term closest to the term of the relevant Note or ii) for such deposits (where relevant) with a term similar to that of the first interest period of the relevant Note; in the case of a Floating Rate Note, the effective yield rate of such Note shall be determined in respect of the period from the time such negotiation is finalized with respect to such Note to the first date on which the interest rate applicable to such Note is to be reset; and the participating State referred to in subparagraph (ii) above and the interbank market referred to in subparagraph (iii) above shall be those that any one of the Authorized Representatives of Hydro-Québec mentioned in this paragraph shall determine;

9

          TO approve the drafts global and individual Notes attached as schedules to the fiscal agency agreement, and that any global and individual Notes be substantially in the form of such drafts, with such modifications deemed necessary or useful by such person who shall execute such Notes on behalf of Hydro-Québec, his signature constituting conclusive evidence of the acceptance of such modifications by Hydro-Québec;

          TO approve the drafts of the Distribution Agreement to be entered into among Hydro-Québec, Québec and the Agents (replacing the distribution agreement executed on July 13, 1994), the terms agreement to be entered into, as the case may be, between Hydro-Québec and any Agent or any Other Intermediary when it shall purchase Notes as an underwriter, the fiscal agency agreement to be entered into between Hydro-Québec and the Fiscal Agent, the calculation agency agreement to be entered into between Hydro-Québec and the Fiscal Agent, the administrative procedures relating to the sale of Notes to be agreed upon among Hydro-Québec, the Agents and the Fiscal Agent and the exchange rate agency agreement to be entered into between Hydro-Québec and the Fiscal Agent;

          TO approve the draft Prospectus Supplement relating to the issue and sale of the Notes (and replacing the prospectus supplement dated July 13, 1994);

          TO authorize any one of the persons holding the following offices with Hydro-Québec, to wit the Chief Financial Officer, the Corporate Treasurer, the Director Financial Operations, the Coordinator Documentation or any person holding an office or assuming a function in a delegation or an office of Québec and who is authorized to sign a document in the name of the Minister of Finance, the Economy and Research pursuant to Order in Council 455-2001 dated April 25, 2001 as such Order in Council may be modified or replaced from time to time (each an "Authorized Signatory of Hydro-Québec") to take any action and sign any documents described hereunder, in each case on behalf of, and in the name of, Hydro-Québec;

10

    (i)
    to sign a distribution agreement, a fiscal agency agreement, a terms agreement, a calculation agency agreement, an exchange rate agency agreement and the administrative procedures, all in the form of the drafts approved hereunder, with any modifications that such Authorized Signatory of Hydro-Québec shall deem necessary or useful and which shall not be substantially incompatible with the provisions hereof, his signature constituting the conclusive evidence of the acceptance of such modifications by Hydro-Québec;

    (ii)
    to sign and to deliver all additional registration statements, all amendments to the Registration Statement and to the Prospectus, to deliver any amended prospectus, prospectus supplement or pricing supplement which shall be necessary or useful pursuant to the legislation of the United States of America entitled "Securities Act of 1933" as amended, to receive notices from the SEC in connection with such documents and to sign and file with the regulatory authorities in any State of the United States of America such other document necessary or useful in connection with the issue and sale of Notes;

    (iii)
    to sign and deliver or caused to be delivered the sold Notes against payment of their purchase price, to sign and deliver or cause to be signed and delivered valid receipts for such purchase price and to give any necessary or useful instructions to the Fiscal Agent in connection with the issue, registration or transfer of Notes;

    (iv)
    to take any action deemed necessary or useful in connection with the issue and sale of the Notes and to carry out the provisions hereof, including the signature and delivery from time to time of any agreement, statement, certificate, notice or other document;

    (v)
    to sign any contract evidencing a borrowing transaction, including the contract resulting from a terms agreement or a pricing supplement, such signature constituting conclusive evidence of the approval of the terms and conditions of such borrowing in compliance with this By-law;

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    (vi)
    to sign all contracts, agreements, mandates and other documents mentioned herein as well as any modification to such contracts, agreements, mandates and documents, the signature by any one of the Authorized Signatories of Hydro-Québec appearing on any such contracts, agreements and other documents or any modification thereto constituting conclusive evidence of the approval thereof or of such modification of this By-law, and any certificate issued by any one of such Authorized Signatories and certifying any facts set out herein constituting conclusive evidence of its content; and

    (vii)
    to take any other actions deemed necessary or useful to complete the borrowings effected pursuant to this By-law as well as for the performance of the obligations of Hydro-Québec resulting form such contracts, agreements, mandates and other documents or their modification;

          TO replace by this By-law By-laws Nos. 511 of October 31, 1990, 572 of June 17, 1992, 612 of June 29, 1994, 628 of August 3, 1995, 671 of June 12, 1998, 688 of August 23, 2000 and 702 of November 8, 2002 which By-Laws are abrogated without in any way affecting the validity of the Notes issued under the authority of the Former Authorizing By-Laws; and

          TO request the Government of Québec to approve this By-law, to authorize the borrowings provided for herein, and to guarantee, absolutely and unconditionally, the payment at maturity of the principal of the Notes and of any premium or interest thereon.

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TRANSLATION

BOARD OF DIRECTORS OF HYDRO-QUÉBEC

                                                         EXTRACT from the Minutes of the meeting of the
                                                         Board of Directors of Hydro-Québec held in Montréal
                                                         on Friday, November 7, 2003

                                                         CORPORATE TREASURY:
                                                         BY-LAW NUMBER 708 OF
                                                         HYDRO-QUÉBEC ENTITLED
                                                         GLOBAL PLAN FOR BORROWINGS
                                                         TO BE EFFECTED DURING THE
                                                         FISCAL YEAR ENDING ON
                                                         DECEMBER 31, 2004

RESOLVED:

        To enact the following By-law as By-law No. 708 of Hydro-Québec:

                                                         BY-LAW NUMBER 708 OF HYDRO-QUÉBEC

                                                         GLOBAL PLAN FOR BORROWINGS TO BE
                                                         EFFECTED DURING THE FISCAL YEAR
                                                         ENDING ON DECEMBER 31, 2004

        WHEREAS, the Board of directors of Hydro-Québec has, at its meeting on October 17, 1997, approved pursuant to the resolution HA-168\97, a simplified procedure for the approval of the company's public and private borrowings which allows for the adoption by the Board of a single global by-law for such borrowings in lieu of specific by-laws for each of the borrowings;

        WHEREAS the maximum borrowing needs of Hydro-Québec are estimated at CA$2,205,000,000 for the fiscal year ending on December 31, 2004 and that it is deemed advisable to take advantage, as the case may be, of favourable market conditions during such fiscal year to effect additional borrowings of CA$750,000,000 in anticipation of the borrowing needs during the fiscal year ending on December 31, 2005;

        WHEREAS pursuant to the above-mentioned resolution, Hydro-Québec wishes to have approved a global borrowing by-law pursuant to which it may, by December 31, 2004, effect borrowings, in Canada and elsewhere, whose aggregate net proceeds shall not exceed CA$2,955,000,000 or its equivalent in any other currency or in a combination of various currencies of which CA$2,205,000,000 are with respect to the needs for the year 2004 and CA$750,000,000 with respect to the needs for the year 2005; such borrowings are in addition to borrowings which may be effected pursuant to other borrowing plans of Hydro-Québec in force at any time during the period of this global borrowing plan;

        WHEREAS Hydro-Québec deems appropriate to establish the characteristics and limits deemed necessary with respect to borrowings which may be effected pursuant to this global plan and to authorize certain officers of Hydro-Québec to enter into any borrowing transaction pursuant to this global plan and to determine the terms and conditions of such borrowings, including the method of borrowing or, as the case may be, of distribution, the price, the currency of payment as well as the contents of the securities, global certificates and notes which may be issued in connection with a borrowing, as the case may be;

        WHEREAS Hydro-Québec wishes to obtain from the Government of Québec ("Québec") the required authorization for such global borrowing plan and the guarantee of Québec for the payment of all sums which may be payable in connection with any borrowing effected pursuant to this global plan;

        IT IS HEREBY ENACTED AS FOLLOWS:

        TO authorize a global borrowing plan whereby Hydro-Québec may, by December 31, 2004, effect borrowings in Canada or elsewhere, whose aggregate net proceeds may not exceed CA$2,955,000,000 or its equivalent in any other currency or a combination of various currencies of which CA$2,205,000,000 are with respect to the needs for the year 2004 and CA$750,000,000 with respect to the needs for the year 2005; such borrowings being in addition to any borrowing which may be effected pursuant to other borrowing plans of Hydro-Québec in force at any time during the period of this global borrowing plan;

        TO determine the aggregate net proceeds of any borrowing effected pursuant to this global plan, without taking into account any premium, commissions and other disbursements payable in connection therewith and, in the case of any borrowing entered into in a currency other than the Canadian currency, to determine its equivalent in the Canadian currency by using the daily noon exchange rate (against the Canadian dollar) on the day of the transaction for such borrowing, as published by the Bank of Canada;

        TO establish the following principal characteristics and limits for the borrowings effected pursuant to this global plan:

  a)
  they will be effected, in Canada or elsewhere, by the public or private distribution of debt securities (or, as the case may be, of debt securities and of warrants to purchase debt securities), by loan agreement or in any other manner deemed appropriate;

  b)
  they may be payable in lawful currency of Canada, in any other currency or in a combination of various currencies;

  c)
  the debt securities may be issued in fully registered form or in bearer form with coupons and they may be represented, on a temporary or permanent basis, by fully registered global certificates or global certificates in bearer form without interest coupons and such global certificates may be exchangeable, in certain circumstances, for individual securities. The debt securities may be registered in book entry form with The Canadian Depository for Securities Limited, The Depository Trust Company, Euroclear System, Clearstream Banking, société anonyme or any other clearing and depository institution recognized in the countries where it may be located;

  d)
  the effective yield rate of any borrowing shall not exceed the applicable rate set forth hereunder:

    i)
    the effective yield rate of any borrowing bearing interest at a fixed rate shall not exceed by more than 2.00% or 2.50% (depending on whether the initial term of such borrowing is 15 years or less or more than 15 years) the yield rate in the market of the debt securities of the Government of the country in whose currency such borrowing is denominated, it being understood that, in the case of a borrowing in euros, such debt securities shall be those of such participating State of the European Economic and Monetary Union as Hydro-Québec shall determine;

    ii)
    the effective yield rate of a Floating Rate Borrowing (as such expression is defined in subparagraph f)) shall not exceed the following rate:

    x)
    in the case of a Floating Rate Borrowing payable in lawful currency of Canada, the rate published by the Bank of Canada as being the prime business rate consented by Schedule I banks pursuant to the Bank Act (Canada);

    y)
    in the case of a Floating Rate Borrowing payable in lawful currency of the United States of America, the offered rate for deposits in such currency on the London interbank market increased by 2.00% or 2.50% (depending on whether the maturity of a borrowing is 15 years or less or more than 15 years); and

    z)
    in the case of any borrowing payable in a currency other (the "Specified Currency") than the lawful currency of Canada or that of the United States of America, the offered rate for deposits in the Specified Currency of such borrowing on such interbank market as Hydro-Québec shall determine, increased in the manner set forth in the preceding subparagraph y);

    iii)
    the effective yield rate for any borrowing made by way of bankers' acceptances in Canada, after taking into account stamping fees in determining the effective yield rate of such borrowing, shall not exceed the rate published by the Bank of Canada as being the prime business rate consented by Schedule I banks pursuant to the Bank Act (Canada);

    iv)
    in the case of an Indexed Borrowing (as such expression is defined in subparagraph f)), a currency and interest rate exchange agreement, an option or a forward contract shall be entered into with respect to the debt service of such Indexed Borrowing and the effective yield on such Indexed Borrowing, after having taken into account the financial effects of such agreement, option or contract, shall not exceed the following yield rate:

    x)
    in the case of an Indexed Borrowing which is equivalent to a fixed rate borrowing by the effect of such agreement, option or contract, the applicable effective yield rate that a fixed rate borrowing in the same currency as such Indexed Borrowing shall not exceed in accordance with the terms set forth in subparagraph d) i); and

    y)
    in the case of an Indexed Borrowing which is equivalent to a Floating Rate Borrowing by the effect of such agreement, option or contract, the applicable effective yield rate that a Floating Rate Borrowing in the same currency as such Indexed Borrowing shall not exceed in accordance with the terms set forth in subparagraph d) ii); and

    v)
    the annual interest rate of any Real Return Borrowing (as such expression is defined in subparagraph f)), before any payment on account of variation of inflation or of a consumers' price index, shall not exceed 5% and the provisions of subparagraphs d) i) and ii) do not apply;

  e)
  for the purposes of applying the limits set forth above, the effective yield rate of the governmental debt securities used for reference and to which refers subparagraph d) i), the rate published by the Bank of Canada to which reference is made in subparagraphs d) ii) and iii) and the offered rate for the deposits to which refers subparagraph d) ii) shall be those that any one of the Authorized Representatives of Hydro-Québec (as such expression is defined hereunder) shall determine, taking into account the relevant market agreements, as being the one in effect at the time when the negotiation of the financial terms of the relevant borrowing is finalized for (x) such debt securities (where relevant) with a term substantially similar to that of the relevant borrowing or, failing such debt securities with such substantially similar term, as being the results of the interpolation of such debt securities with a term closest to the term of the relevant borrowing; or (y) for such deposits (where relevant) of a term similar to that of the first interest period of the relevant borrowing; in the case of a Floating Rate Borrowing, the effective yield rate of such borrowing shall be determined on the basis of the period from the time such negotiation is finalized with respect to such borrowing to the first date on which the applicable interest rate to such borrowing is to be reset; and the participating State referred to in subparagraph d) i) and the interbank market referred to in subparagraph d) ii) shall be those that any one of the Authorized Representatives of Hydro-Québec shall determine;

  f)
  (a) "Floating Rate Borrowing" means any borrowing bearing interest at a floating rate, excluding any Real Return Borrowing and any Indexed Borrowing; (b) "Real Return Borrowing" means any borrowing for which the amount payable as principal at maturity or interest are determined and calculated by reference to an index related to inflation or having as a basis the price of consumer goods; and (c) "Indexed Borrowing" means any borrowing, excluding any Real Return Borrowing, of which the amounts payable as principal, premium or interest are determined and calculated by reference to a formula or an index based on the relative value, the rate or the price of goods or commodities (other than an index related to inflation or based on the price of consumer goods), currencies or securities;

  g)
  any borrowing with respect to which the limits set forth in subparagraph d) may not be applied, shall be authorized by a specific by-law of Hydro-Québec;

  h)
  notwithstanding the limits set forth above, it may be agreed upon for the payment of additional interest in case of a default of Hydro-Québec at a rate and in accordance with the terms and conditions deemed reasonable and, in the case of any borrowing entered into outside Canada or with lenders who are non-residents of Canada, that payments to non-residents of Canada with respect to such borrowing shall be made without deduction or withholding of any taxes and that in the event such taxes become applicable, the amounts of principal or interest of such borrowing shall be increased in such a manner that after deduction of such withholding, the beneficiaries of the payment receive a net amount which shall not be less than the amount payable pursuant to the terms and conditions of such borrowing;

        TO determine that the obligations of Hydro-Québec resulting from debt securities issued or loan agreements executed in connection with borrowing transactions entered into pursuant to this global plan will rank equally with all present or future obligations resulting from its other debt securities or its other debts resulting from the borrowing of money;

        TO authorize that any borrowing be usually repayable, in principal and interest in the currency of the borrowing initially entered into or, as the case may be, in the currency of the relevant country or territory which shall have legal tender at the time of payment, provided also that such borrowing may nevertheless be repaid in principal, in interest, or in principal and interest in any other currency agreed upon at the time when the borrowing is entered into;

        TO invest the amounts to be set aside pursuant to the terms and conditions of debt securities provided with a sinking fund in such same debt securities, in debentures or debt securities issued by Hydro-Québec or in debentures or debt securities issued or guaranteed by Québec, or in bonds issued by the Government of Canada;

        TO issue additional debt securities having the same characteristics, except for those which may differ solely as to their date of issue, which shall be added to debt securities already issued pursuant to transactions concluded pursuant to this global plan or pursuant to any other borrowing plan or any other by-law of Hydro-Québec then in effect, provided that the terms and conditions of such debt securities already issued provide the possibility for Hydro-Québec to issue such additional debt securities;

        TO set the following rules with respect to the signatures that shall bear debt securities issued in connection with any borrowing effected pursuant to this global plan:

  a)
  in the case of bearer or fully registered securities, other than global certificates: two signatures, which may be manual, printed or otherwise reproduced, to wit that of the President and Chief Executive Officer, the Chief Financial Officer or the Corporate Treasurer and that of the Director Financial Operations holding office at the date of this By-law or any subsequent holder of such office;

  b)
  in the case of interest coupons pertaining to debt securities: the manual, printed or otherwise reproduced signature of the Corporate Treasurer or the Director Financial Operations holding office at the date of this By-law or any subsequent holder of such office;

  c)
  in the case of notes issued in respect of loan agreements and global certificates: the manual, printed or otherwise reproduced signature of the Chief Financial Officer, the Corporate Treasurer, the Director Financial Operations or the Coordinator Documentation holding office at the date of this By-law or any subsequent holder of such office;

  d)
  any printed or otherwise reproduced signature shall have the same effect as a manual signature and, although a person whose signature appears on the securities, global certificates or notes is no longer in office on the date of their issue or their original delivery or upon an exchange, that such signature nevertheless be effective and binding on Hydro-Québec as though it were the manual signature of the person holding office on such date; and

  e)
  if deemed necessary by the Chief Financial Officer or the Corporate Treasurer of Hydro-Québec, the bearer or fully registered debt securities and the global certificates shall bear also a certificate of authenticity manually signed by an authorized representative of the issuing agent, the fiscal agent or of any other financial institution authorized for such purpose;

        TO authorize any one of the Chief Financial Officer, the Corporate Treasurer and the Director, Financial Markets of Hydro-Québec to conclude any borrowing transaction pursuant to this borrowing plan and to determine the terms and conditions of such global borrowing, subject to the characteristics and limits stipulated hereinabove, and including the interest rate for fixed rate borrowings and Indexed Borrowings, the base rate or the interest rate formula applicable to Floating Rate Borrowings, the prices to be paid for debt securities by underwriters, subscribers and any other person, including the price offered to the public, and that any one of them be also authorized, on behalf and in the name of Hydro-Québec:

  a)
  to conclude any underwriting agreement, any distribution agreement, any loan agreement, or any agreement of a similar nature with respect to such borrowing and to agree to the remuneration to be paid to lenders, underwriters, agents and subscribers;

  b)
  to appoint any agent for the distribution of debt securities of Hydro-Québec, to agree to the remuneration to be paid to it and to enter into any agreement deemed necessary or useful for such purposes;

  c)
  to list upon any exchange the debt securities issued in respect of such borrowing, to complete all formalities and to meet all conditions necessary for maintaining such listing, including the filing and the publication, as the case may be, of all documents required by such exchange and the entering into of all covenants required by the latter, and to enter into any agreement which will be deemed necessary or useful for such purposes;

  d)
  to maintain or cause to be maintained by a trust corporation, financial institution or depositary or clearing house, registers for the registration and transfer of debt securities in connection with such borrowing and to enter into any agreement which may be deemed necessary or useful for such purposes;

  e)
  to prepare and file any registration statement for the amount deemed appropriate with the competent authorities of any jurisdiction in which the debt securities are offered, to prepare and file with such authorities and to issue any prospectus, offering circular, information circular or any other document which may be required pursuant to the applicable legislation or regulations to subsequently amend as necessary or useful for one or the other of these purposes and to appoint any agent to take any action which is required pursuant to such legislation or regulations or by such competent authorities and to receive, on behalf of Hydro-Québec, the recommendations, directives and notices which may be given by such authorities;

  f)
  to determine the content of debt securities, global certificates and notes of Hydro-Québec issued in respect of such borrowing;

  g)
  to enter into any agreement, to conclude any other covenant deemed necessary or useful to complete such borrowing; and

  h)
  to effect any disbursement and to pay all costs, fees, disbursements or expenses relative to such borrowing, including, as the case may be, those incurred by lenders, underwriters, intermediaries, agents and trustees;

        TO authorize any one of the Chief Executive Officer, the Corporate Treasurer, the Director Financial Operations or the Coordinator Documentation, all of Hydro-Québec (each an "Authorized Representative of Hydro-Québec") to appoint any financial institution as trustee, issuing agent, fiscal agent, paying agent or as agent for any other purpose, to agree upon the terms of their appointment and the remuneration to be paid to such agent and to enter into any contract that such person may deem necessary or useful for such purposes;

        TO authorize any one of the Authorized Representatives of Hydro-Québec or any one of the persons holding office or assuming functions in a delegation or office of Québec and who is authorized to sign a document on behalf of the ministre des Finances pursuant to the Ministerial Order no. Fin-3 of July 7, 2003, as such Ministerial Order may be amended or replaced from time to time for and on behalf of Hydro-Québec, to sign all contracts, mandates, agreements and other documents (other than debt securities, global certificates and notes) provided for herein, as well as any amendment to these contracts, agreements, mandates and documents, to enter into any covenants required from Hydro- Québec to give effect to the borrowing pursuant to this By-law, to take any action and to sign the other documents deemed necessary or useful for the borrowings effected pursuant to this By-law as well as the performance of the covenants of Hydro-Québec resulting from such contracts, agreements, mandates and other documents;

        TO accept that i) the signature affixed by any one of the above authorized persons on any one of the contracts, agreements, mandates or other documents relating to a borrowing effected pursuant to this By-law constitutes conclusive evidence of the approval of the terms and conditions of such borrowing and of such contracts, agreements, mandates or other documents or ii) the signature of debt securities, global certificates and notes issued in connection with a borrowing effected pursuant to this By-law by representatives of Hydro-Québec authorized for such purpose constitutes conclusive evidence of the approval of such debt securities, global certificates and notes by any one of the Chief Executive Officer, the Corporate Treasurer or the Director Financial Operations of Hydro-Québec as well as to accept that any certificate issued by any one of the Authorized Representatives of Hydro-Québec and attesting any of the facts provided for in the second paragraph or the limits set forth in the third paragraph constitute conclusive evidence of its contents; and

        TO request Québec to approve this By-law and to authorize the global borrowing plan provided for herein and the guarantee of Québec for the payment of all amounts which may be due in respect of any borrowing effected under the authority of this plan.

True copy

Assistant Corporate Secretary

(signature)

TRANSLATION

ORDER IN COUNCIL
GOUVERNEMENT DU QUÉBEC

NUMBER 265-94		February 16, 1994
CONCERNING the approval of By-law No. 601 of Hydro-Québec and the issue and sale of debt securities of Hydro-Québec on the American market
— ooo O ooo —

        WHEREAS the Hydro-Québec Act (Revised Statutes of Québec, Chapter H-5) permits Hydro-Québec, with the authorization of the gouvernement of Province de Québec ("Québec"), to borrow money, in Canada or elsewhere, either in Canadian currency or in any other currency, and to issue notes or bonds, and to the gouvernement du Québec to guarantee the payment in principal and interest of any loans effected by Hydro-Québec and the performance of any obligation of Hydro-Québec for the payment of sums of money;

        WHEREAS Hydro-Québec, by its By-law No. 601 dated February 9, 1994, a copy of which is annexed to the recommendation of the Minister of Finance, has approved certain terms and conditions of sale applying generally to debt securities which it may offer and sell from time to time on the American market under its Registration Statement No. 33-55856, filed on December 17, 1992 with the Securities and Exchange Commission ("SEC") and a new registration statement (the "New Registration Statement") to be filed with the SEC (said Registration Statements and the prospectus (the "Prospectus") to be included in the New Registration Statement being hereinafter referred to as the "Registration Statements"), relating to the offer and sale from time to time on the American market of debt securities (including, among others, the medium-term notes authorized to be issued and sold pursuant to By-laws Nos. 511 and 572 of Hydro-Québec, enacted on October 31, 1990 and June 17, 1992, respectively) and warrants to purchase debt securities, such debt securities being payable in lawful money of the United States of America or any other currency or currencies, which may include composite currencies such as the European Currency Unit, and their aggregate offering price not to exceed $3,500,000,000 in lawful money of the United States of America (said debt securities and warrants being hereinafter collectively referred to as "Securities" and the debt securities payable in lawful money of the United States of America which may be offered and sold under the Registration Statements and the Prospectus being hereinafter specifically referred to as the "Debentures");

        WHEREAS Hydro-Québec and Québec, the latter as guarantor, intend to sign with Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers Inc., RBC Dominion Securities Corporation, Salomon Brothers Inc, ScotiaMcLeod (USA) Inc. and Wood Gundy Corp. or such other underwriters named therein (collectively the "Managers") an agreement entitled "Underwriting Agreement" (the "Underwriting Agreement") providing for certain conditions of sale applying generally to the Securities;

        WHEREAS Hydro-Québec has requested the gouvernement du Québec to approve its By-law No. 601, to approve the signing and filing of the New Registration Statement and the filing of the Prospectus, to authorize the signing, on behalf of Québec, of the Underwriting Agreement and of an agreement entitled "Terms Agreement" (the "Terms Agreement") upon the duly authorized sale of Debentures of a given series and to approve certain terms and conditions applying generally to the guarantee of Québec which may, in the future, be authorized in relation to the Debentures of a given series;

        IT IS ORDERED, therefore, upon the recommendation of the Minister of Finance:

1.    THAT By-law No. 601 of Hydro-Québec be approved;

2.    THAT the draft of the New Registration Statement including as a schedule, among others, the text of the guarantee of Québec, a copy of which is annexed to the recommendation of the Minister of Finance, be approved.

        The action of the Minister of Finance in supplying or causing to be supplied the information set forth in the New Registration Statement and in the Prospectus is ratified and approved. The Minister of Finance is authorized to supply or cause to be supplied, with regard to the New Registration Statement, any amendments to the Registration Statements or to the Prospectus, and with regard to any prospectus supplements of Hydro-Québec relating to the Debentures or any other disclosure document, all further information which he may consider necessary or desirable;

3.    THAT the Underwriting Agreement to be signed by Québec as guarantor, a copy of which is annexed to the recommendation of the Minister of Finance, be approved;

4.    THAT the form of the Terms Agreement to be used by Hydro-Québec, Québec and the purchasers of the Debentures of a given series (the sale of which shall have then been authorized by Hydro-Québec and the gouvernement du Québec), a copy of which is annexed to the recommendation of the Minister of Finance, be approved;

2

5.    THAT when a subsequent Order in Council shall authorize the guarantee of the Debentures of a given series by Québec, such guarantee be endorsed on each of the Debentures or on each of the global securities representing such Debentures (as well as on each of the Debentures for which a global security may, in certain circumstances, be exchanged).

        Such guarantee shall bear the manual, printed or otherwise reproduced signature of the Minister of Finance or the Deputy Minister of Finance in office at the date of such subsequent Order in Council, such printed or otherwise reproduced signature to have the same force and effect as if it were a manual signature. The text of the guarantee shall be drawn up in English and be in the form hereinabove approved, with all such modifications not substantially incompatible with the provisions hereof as such signatory shall deem necessary or useful, his signing in conformity with the foregoing provisions to be conclusive evidence of the approval of any such modifications by Québec;

6.    THAT anyone of the Minister of Finance, the Deputy Minister of Finance, the Associate Deputy Minister — Policies and Financial Operations, the Assistant Deputy Minister — Financing, the General Director — Cash and Public Debt Management, the Director — Capital Markets, the Director — Treasury Operations, the Director — Loan Contracting, the Director -Public Debt Management or the Assistant Director — Capital Markets, all of the Ministère des Finances, or the Delegate General of Québec, the Director — Economic Services, the Advisor — Public Affairs or the Administration Advisor, all at the Délégation générale du Québec à New York, be authorized, for and on behalf of Québec a) to sign and deliver the Underwriting Agreement and to sign and file with the SEC the New Registration Statement, in each case in the form of the draft hereinabove approved with all such modifications not substantially incompatible with the provisions hereof as such signatory shall deem necessary or useful, his signature to constitute conclusive evidence of the approval of any such modifications by Québec, b) to sign and deliver, upon the sale of Debentures of a given series duly authorized by a subsequent By-law of Hydro-Québec and Order in Council, a Terms Agreement in or substantially in the form of the draft hereinabove approved, with such modifications not substantially incompatible with the provisions hereof as such signatory shall deem necessary or useful in order to reflect the particular attributes and conditions of sale of such Debentures, his signature on said agreement to constitute conclusive evidence of the acceptance of any such modifications by Québec, c) to sign, deliver and, as the case may be, file with the SEC such amended prospectus or prospectus supplements or other documents which may be necessary or desirable under the legislation of the United Stated of America entitled "Securities Act of 1933" and "Securities Exchange Act of 1934", each as amended, and to receive notices from the SEC in connection with the Registration Statements and the Prospectus and d) to do all things necessary or desirable in relation to the issue and sale of Debentures of any series and the execution, delivery and performance of the Underwriting Agreement and of any Terms Agreement, including the signing and delivering, from time to time, of any statement, certificate, document and writing;

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7.    THAT should the provisions of this Order in Council be inconsistent with those of a subsequent Order in Council, the latter prevail.

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TRANSLATION

ORDER IN COUNCIL
GOUVERNEMENT DU QUÉBEC

NUMBER 632-2003		June 4, 2003

CONCERNING the approval of By-Law no. 705 of Hydro-Québec, the authorization of a borrowing plan of US $3,000,000,000 in lawful money of the United States of America or its equivalent in any other currencies by the issue and sale of medium-term notes in the United States of America and the guarantee of such notes by Québec
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        WHEREAS the Hydro-Québec Act (R.S.Q., c. H-5) permits Hydro-Québec, within the framework of a borrowing plan authorized by the Government of Québec ("Québec") and of which Québec approves the maximum amount, the main characteristics and the limits applicable to the transactions provided for therein, to borrow money, in Canada or elsewhere, either in Canadian currency or in any other currency, and to issue notes or bonds, and Québec to guarantee the payment in principal and interest of any borrowings effected by Hydro-Québec as well as the performance of any obligation of Hydro-Québec for the payment of sums of money;

        WHEREAS, on March 14, 2003, Hydro-Québec enacted its By-Law no. 705, copy whereof is annexed to the ministerial recommendation, authorizing a borrowing plan under the terms of which Hydro-Québec may effect borrowings for the issue and sale of medium-term notes in the United States of America (the "Notes") and providing for, notably, the maximum amount, the principal characteristics and the limits applicable to the borrowing transactions referred to in such plan and appointing Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse First Boston LLC (the "Agents"), its agents for the purpose of soliciting offers to purchase such Notes;

        WHEREAS Hydro-Québec has, on March 4, 1994, filed with the Securities and Exchange Commission ("SEC") Registration Statement no. 33-76074 relating to the offer and sale from time to time on the American market of debt securities of Hydro-Québec and warrants to purchase debt securities; said Registration Statement and the prospectus dated March 16, 1994 included in Registration Statement no. 33-76074 being hereinafter referred to as the "Registration Statement";

        WHEREAS Hydro-Québec deems appropriate to file with the SEC a new registration statement and a new prospectus in replacement of the above-mentioned registration statement and prospectus;

        WHEREAS this borrowing plan replaces the previous plan authorized under By-Law no. 511 of Hydro-Québec, enacted on October 31, 1990, as amended by By-Laws nos. 572, 612, 628, 671, 688 and 702 of Hydro-Québec, enacted respectively on June 17, 1992, June 29, 1994, August 3, 1995, June 12, 1998, August 23, 2000 and November 8, 2002 without however affecting the validity of the Notes distributed under their authority, such By-Laws having been approved by Orders in Councils nos. 1554-90 of November 7, 1990, 1062-92 of July 15, 1992, 9940-94 of July 6, 1994, 542-96 of May 8, 1996, 921-98 of July 8, 1998, 1114-2000 of September 20, 2000 and 1343-2002 of November 20, 2002;

        WHEREAS Hydro-Québec has requested that its By-Law no. 705 be approved, that the borrowing plan provided for therein be authorized and that the payment of principal and interests on such Notes be guaranteed by Québec;

        IT IS ORDERED, therefore, upon the recommendation of the Minister of Finance:

        THAT By-Law no. 705 of Hydro-Québec (the "By-Law") be approved and that the borrowing plan provided for therein and under the terms of which Hydro-Québec is authorized to effect borrowings by the issue and sale of the Notes be also approved;

        THAT the aggregate principal amount of Notes outstanding from time to time (including such notes distributed and outstanding under the authority of By-Law no. 511 of Hydro-Québec, as amended) not exceed the sum of $3,000,000,000 in lawful money of the United States of America or its equivalent in other currencies and that the main characteristics and limits applicable to the borrowings effected within the framework of such plan be as set forth in the By-Law and the terms and conditions by determined as set forth therein;

        THAT Québec guarantee unconditionally the payment of the principal of the Notes and, if any, the interest thereon;

        THAT the text of the guarantee of Québec appear in English on each Note and be signed by any one of the persons mentioned in the seventh and eight paragraphs of the empowering terms; that the text of such guarantee be as determined by such signatory, the affixing of his signature constituting conclusive evidence of such determination;

        THAT the draft of the agreement to be agreed upon between Hydro-Québec, Québec and the Agents appointed by Hydro-Québec for the purposes of such plan be approved;

        THAT the Minister of Finance be authorized to provide or cause to be provided all information which shall be deemed necessary or useful with respect to all prospectuses, registration statements, prospectus supplements or pricing supplements relating to the issue or sale of Notes as well as all amendments to the above-mentioned documents;

        THAT the Minister of Finance or any person authorized by Ministerial Order FIN-1 dated March 19, 2003, as such Ministerial Order may be amended or replaced from time to time (the "Ministerial Order") to conclude and sign borrowing on behalf of the Minister of Finance, be authorized, for and on behalf of Québec, to do all things and sign all contracts, agreements, documents or writings, not substantially incompatible with the terms hereof, including the distribution agreement, any amendment thereto and the guarantee of Québec appearing on such Notes, that such person shall deem necessary or useful for the purposes of the distribution of the Notes and of their guarantee by Québec;

        THAT, in the event of a signatory authorized to sign a document subject to being so authorized in writing by another person referred to in the Ministerial Order, the affixing of the signature of such signatory constitute conclusive evidence of the authorization of such other person and that a printed signature or otherwise reproduced of such signatory have the same effect as a signature by hand; and

        THAT this Order in Council replace Order in Council no. 1554-90 of November 7,1990, as amended by Orders in Council nos. 1062-92 of July 15, 1992, 990-94 of July 6, 1994, 542-96 of May 8, 1996, 921-98 of July 8, 1998, 1114-2000 of September 20, 2000 and 1343-2002 of November 20, 2002, without however affecting the validity and guarantee of the notes distributed under their authority.

[Translation]

ORDER IN COUNCIL
GOUVERNEMENT DU QUÉBEC

Number 1270-2003		December 3, 2003
CONCERNING a global borrowing plan authorizing Hydro-Québec to borrow up to $2,955,000,000 in legal currency of Canada or its equivalent in any other currency or in a combination of various currencies

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        WHEREAS Section 27 of the Hydro-Québec Act (R.S.Q. c. H-5) provides that Hydro-Québec (hereinafter the "Company") may, with the authorization of the Government, borrow money and issue notes and bonds bearing interest at the rate as it may fix, payable at such time and place and in such manner as it may determine, either in Canadian currency or in any other currency, in Canada orelsewhere;

        WHEREAS Section 27.3 of such act provides, inter alia, that the authorizations set forth pursuant to Section 27 shall not, however, be required if the borrowing of the Company is effected within the framework of a borrowing plan authorized by the Government and for which it approves the maximum amount, the main characteristics and the limits applicable to the transactions under each borrowing plan and that the par value, the other characteristics, terms and conditions relating to each such transactions are established by the Company;

        WHEREAS Section 28 of such act provides that the Government may, upon the conditions as it may fix, guarantee the payment of the principal of and interests of any borrowing effected by the Company under this act and that it may also guarantee the performance of any obligation of the Company for the payment of sums of money;

        WHEREAS, on November 7, 2003, the Company enacted its By-Law No 708, a copy of which is annexed to the ministerial recommendation in support of this Order in Council, authorizing a borrowing plan pursuant to which the Company may effect, during the fiscal year ending on December 31, 2004, borrowings, in Canada or elsewhere, whose aggregate net proceeds shall not exceed $2,955,000,000 in legal currency of Canada or its equivalent in any other currencies or in a combination of various currencies, of which $2,205,000,000 are with respect to the borrowing needs for the fiscal year 2004 and $750,000,000 in anticipation of the borrowing needs for the fiscal year 2005, by public or private distribution of debt securities or, as the case may be, debt securities and warrants to purchase debt securities, under a loan agreement or by any other means deemed appropriate, with this By-Law establishing as well the characteristics and limits deemed necessary by the Company with respect to the borrowings made under this borrowing plan;

        WHEREAS the Company has requested that its By-Law No 708 be approved, that the borrowing plan it provides for be authorized and that the payment of any amount. which may be due with respect to any borrowing effected under the authority of said borrowing plan be guaranteed by Québec;

        IT IS ORDERED, therefore, upon the recommendation of the Minister of Finance:

        THAT By-Law No 708 of the Company, enacted on November 7, 2003 be approved and that the borrowing plan it provides for and under which the Company is authorized to effect borrowing in Canada or elsewhere, by public or private distribution of debt securities or, as the case may be, by debt securities and warrants to purchase debt securities, under a loan agreement or by any other means deemed appropriate (the "Borrowings"), be authorized in accordance with the following:

        a)    the Company is authorized to effect, pursuant to this orrowing plan, during the fiscal year ending on December 31, 2004, Borrowings whose aggregate net proceeds, as set forth in said By-Law, shall not exceed $2,955,000,000 in legal currency of Canada or the equivalent of such amount in any other currency or in any combination of various currencies, of which $2,205,000,000 are with respect to the borrowing needs for the fiscal year ending on December 31, 2004 and $750,000,000 are with respect to borrowing needs for the fiscal year ending on December 31, 2005;

        b)    the main characteristics and the limits applicable to the Borrowings shall be those set forth in said By-Law and the terms of the Borrowings shall be determined as set forth therein;

        THAT Québec irrevocably and unconditionally guarantee the payment of the principal of the Borrowings, the interest thereon and any other amount that may be due with respect to such Borrowings according to their terms and conditions, and that Québec waive, in that respect, the benefit of division and of discussion and any notice, protest, formal notice or prior action;

        THAT the guarantee of Québec be endorsed on the debt securities issued as part of any borrowing transaction made by the Company under the aforementioned borrowing plan and bear the manual, printed or otherwise reproduced signature of one of the persons mentioned in the following paragraph. The text of the guarantee shall be that determined by the signatory, the signing thereof in accordance with the foregoing being conclusive evidence of such determination. A printed or otherwise reproduced signature shall have the same effect as a manual signature;

        That the Minister of Finance or any person authorized, by Ministerial Order no. FIN-3 of July 7, 2003, as such Ministerial Order may be amended or replaced from time to time to conclude and sign a borrowing on behalf of the Minister of Finance, be authorized, for and on behalf of Québec, under the conditions, as the case may be, stipulated in said ministerial order, to do all acts and to sign any documents or writings, not substantially inconsistent with the provisions hereof, that said person shall deem necessary or useful to the guarantee of the Borrowings.

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ORDER IN COUNCIL GOUVERNEMENT DU QUÉBEC
ORDER IN COUNCIL GOUVERNEMENT DU QUÉBEC